                           COMMODORE FACTORS CORP.
                        1430 BROADWAY NEW YORK, N.Y.
                      AMENDMENT TO FACTORING AGREEMENT

Retrospettiva, Inc.
8825 West Olympic Boulevard
Beverly Hills, CA 90211
Tel: 310-657-4488
Fax: 310-657-4499



Gentlemen:

The following is an amendment to the factoring agreement executed on 12/23/97 by and between Commodore Factors Corp. (the "Factor) and Retrospettiva, Inc. (the "Client"), (the "Agreement"). In each numbered item the paragraph entitled Amendment will replace or amend the verbiage in the sections entitled
Agreement immediately preceding them.

1.  The following relates to the last sentence of paragraph 1 of the Agreement.

    Agreement:  During the term of this Agreement you shall not sell, negotiate, pledge, assign or grant any security interest in any Receivables of yours to anyone other than us.

    Amendment:  During the term of this Agreement, it is understood by the
                Factor that the Client has an existing credit facility with another lender and that the lender has a senior perfected security interest (UCC-1 filing) on: "All Accounts, Chattel Paper, Contract Rights, Inventory, Equipment, Fixtures, General Intangibles, Deposit Accounts, Documents and Instruments of Debtor, howsoever arising, whether now owned or existing or hererafter acquired or arising, and wherever located; together with all parts thereof (including spare parts), all accessories and accessions thereto, all books and records (including computer records) directly related thereto, and all proceeds thereof (including, without limitation, proceeds in the form of Accounts and Insurance proceeds." The Client agrees to execute the following agreements with and on behalf of the Factor and lender; (1) Parity agreement - whereby the lender agrees to file an amendment to their UCC-1 filing indicating that they agree to subordinate their senior position as to Accounts and the proceeds therefrom arising from sales utilizing the label, J.G. Hook, Inc. and any tradenames related to J.G. Hook, Inc., including but not limited to 'Nell Flowers by J.G. Hook'. (2) Factor UCC-1 - whereby the Factor agrees to file a UCC-1 filing and accept a junior position to all Accounts and the proceeds therefrom except those arising from the sales utilizing the label, J.G. Hook, Inc. and any tradenames related to J.G. Hook, Inc., including but not limited to "Nell Flowers by J.G. Hook".

2.   The following relates to paragraph 6(d) of the Agreement.

     Agreement: (plus a charge of $600.00 per person per day for our examiners...)

     Amendment: (plus a charge of $600.00 per person per day for our examiners, except that the Client will only be obligated to pay a maximum of $1,200 in any

               Commodore Factors Corp. - Retrospettiva, Inc.
                   Amendment to Factoring Agreement
                one 365 day period for audits or examinations requested by the Factor.) The Factor acknowledges that the Client is a public company and as such undergoes periodic certified audits and the Client will submit those audits upon completion within a reasonable period of time to the Factor.

3.   The following relates to paragraph 7(b) of the Agreement.

     Agreement. ..... that you have paid and shall pay all taxes which have become or shall hereafter become due and payable....

     Amendment: Any failure to pay taxes when due to a dispute with any governmental taxing authority or due to a reasonable underestimate of taxes due as a direct result of the order of magnitude of the increase of the Clients business volume shall not create an Event of Default as further set forth in item 17 of the Agreement.

4.   The following relates to paragraph 7(c) of the Agreement.

     Agreement: ....shall not be any judgments, assessments or liens filed against you or against any of your property.

     Amendment: ....shall not be any judgments, assessments or liens filed against you or against any of your property except that the Factor acknowledges the existence of a prior perfected senior position as further set forth in the amendment of paragraph 1 of the agreement and that from time to time, due to a reasonable dispute with taxing authorities that it is possible that there may be an assessment due either to a breakdown in paper flow at that authority or an assessment made due to a reasonable error on the part of the Client as to the estimate of taxes due or interest and penalties that the Client was not and or could not have been previously aware of. The Factor also further acknowledges that from time to time it is not unusual for a client to be the subject of lawsuits in the normal course of business and whether material or not, to the extent that there continues to be sufficient collateral to support the Clients loan due to Factor, this event, and any and all of the other events noted above shall not in any way trigger or be construed to be an Event of Default as further set forth in paragraph 17 of the Agreement.

5.   The following relates to paragraph 7(g) of the Agreement.

     Agreement: that your transfers and assignments to us are free and clear of all encumbrances, liens and security interest and that you have full title in and to all Receivables.

     Amendment: that your transfers and assignments to us are free and clear of all encumbrances, liens and security interest and that you have full title in and to all Receivables except that the Factor acknowledges the existence of a prior perfected senior position as further set forth in the amendment of paragraph 1 of the agreement.

6.   The following relates to paragraph 15 of the Agreement.

     Agreement: The minimum aggregate factoring commission payable under this agreement for each contract year shall be S20,000.. ..

                     Commodore Factors Corp. - Retrospettiva, Inc.
                          Amendment to Factoring Agreement

     Amendment: There shall be no minimum aggregate factoring commission payable under this agreement. The Factor acknowledges that from time to time there may be a receivable(s) on which there may be additional terms or a change in terms. In that event the Factor agrees to accept those terms and conditions to the extent that they are reasonable and usual as to industry custom, the Factor will assess a charge to Client based on the formula set forth herein.

7.   The following relates to paragraph 16(b) of the Agreement.

     Agreement: In the event of your early termination of this agreement, whether by virtue of a default hereunder or at your election as set forth herein above, you agree to pay us in cash or other immediately available funds, and in addition to all other obligations, an early termination fee as and for liquidated damages resulting from such early termination in an amount equal to the greater of the minimum commission as set forth in paragraph "15" hereof reduced by any commission already paid during the contract year .....

     Amendment: In the event of your early termination of this agreement, whether by virtue of a default hereunder or at your election as set forth herein above, you, the Client, will not be obligated to pay nor be assessed an early termination fee. There will be no early termination fee required by the Factor to be paid by the Client under any circumstances.

ACCEPTED AND AGREED:

COMMODORE FACTORS CORP.


By: /s/ Illegible                       Date: 1/17/98
   ----------------------------              -----------------------------------


RETROSPETTIVA


By: /s/ Illegible                       Date: 12/23/97
   ----------------------------              -----------------------------------



                     COMMODORE FACTORS CORP. - RETROSPETTIVA, INC.
                          AMENDMENT TO FACTORING AGREEMENT

                              COMMODORE FACTORS CORP.
                             1430 BROADWAY NEW YORK N.Y.
                               FACTORING AGREEMENT

                                              New York, NY 12/23, 1997

Retrospettiva, Inc.
8825 West Olympic Blvd.
Beverly Hills, CA 90211

Gentlemen:

     Upon your written acceptance, to be noted at the foot of this instrument, the following shall constitute the entire agreement except as amended on 12/23/97 and understanding between us pursuant to which you hereby appoint us your sole factor on the following basis:

     1. You agree to, and do hereby, sell and assign to us all of your right title and interest in and to certain of your accounts receivable, notes, bills, acceptances, contract rights and other forms of obligation (as herein defined) and all security and guarantees therefore (herein collectively termed "Receivables") arising out of all of your sales of goods or rendition of services whether now existing or hereinafter created, together with title to any merchandise represented by such Receivables which may be rejected or returned by your customer for any reason whatsoever, also to all of the rights under insurance policies covering merchandise or services and all of your rights against carriers of such merchandise. During the term of this Agreement you shall not sell, negotiate, pledge, assign or grant any security interest in any Receivables of yours to anyone other than us.

     2. Except as hereinafter set forth, we agree to purchase your Receivables without recourse to you, provided that the sale of the merchandise represented by the Receivables and the terms thereof have first been approved by us in writing (such approval being sometimes referred to herein as "Credit Approval"), and provided further that the merchandise represented by the Receivables is duly delivered to and finally accepted and retained by your customer without dispute, whether bona fide or not, as to price, terms of sale, delivery, quantity, quality, counterclaim or offset or otherwise (whether or not such claim, dispute, counterclaim or offset relates to the specific Receivable). We reserve the right to revoke our Credit Approval at any time prior to delivery to and acceptance by your customer. We shall be entitled to collect and receive all proceeds of your sales and shall enjoy all the rights and remedies of the seller of goods, including the right of stoppage in transit, reclamation, replevin and any similar rights or remedies as may be available to you. (Our Credit Approval numbers shall be valid for a period of 30 days from the date of such Credit Approval number or until 30 days after the delivery date set forth in our approval sheet unless revoked by us. Notwithstanding the foregoing, our Credit Approval shall not be valid for any shipment assigned to us on an assignment schedule more than thirty (30) days after the date of invoice. We shall not be liable in any manner for refusing to give or for withdrawing Credit Approval or for exercising our rights and remedies as set forth herein. No modifications or extensions may be granted by you with respect to any Receivable which has our Credit Approval without our prior written consent. In the event we shall give our written consent as aforesaid, upon each and every such consent to your requested modification or extension, whether as to terms, dates or otherwise, you shall pay us a service fee in the amount of $10.00 which fee shall be due and payable upon the issuance of our consent to your proposed modification or extension.
Receivables as to which we have not given our written Credit Approval, either in whole or in part, shall nevertheless be deemed to have been sold and assigned to us with full recourse to you to the extent and in the respects and the amounts not so approved. The credit risk on sales not approved by us is assumed by you. Such sales shall be Department Risk (D.R) Receivables. All invoices in an amount less than $200.00 shall be deemed samples and shall automatically be considered as D.R Receivables. Each and every assignment of D.R. Receivables hereunder shall be deemed to be a grant of a security interest in our favor in and to any such Receivable.

     3. (a) All of your sales shall be billed and invoiced by you at your expense upon forms of bills or invoices acceptable to us and shall constitute assignments to us of the Receivables represented thereby, irrespective of whether you execute any other specific instrument of assignment in our favor or otherwise. Each invoice shall be marked payable to us and/or the Re-Factor (as hereinafter defined) in a manner satisfactory to us and/or the Re-Factor. We may request shipping and/or delivery receipts covering any of your Receivables to be promptly delivered to us. You shall not be entitled to any credit with respect to any Receivable until the relevant shipping documents have been delivered to us. You will supply us with as many duplicate bills or invoices as we may from time to time require. At our request, invoices to your customers shall be mailed by us at your expense.

     (b) At the time of each sale you shall execute and deliver to us, in a form satisfactory to us, a written schedule and assignment of the Receivables arising out of such sales, together with proof of delivery to your customer. Notwithstanding your failure to execute and deliver any such written assignment as aforesaid, each Receivable created by you will be deemed assigned to us and shall become our property immediately upon shipment of the merchandise. Billing on your invoices, whether done by you or us, shall constitute assignment to us of the Receivable represented thereby.

     (c) Copies of all credit memoranda as may be issued by you to any of your account debtors shall be finished to us for the sole purpose of notifying us of the transmission of such credit memoranda to each such account debtor, it being understood and agreed that only the account debtor to whom such credit or allowance is issued shall be entitled thereto.

     4. (a) The purchase price (Purchase Price) which we shall pay to you for Receivables accepted by us, as aforesaid, shall be the "Net Face Amount" thereof, calculated at our option on any terms offered by you, less our factoring commission, as set forth below. "Net Face Amount" shall be deemed to mean the gross amount of the Receivables less all discounts offered to the customer, whether taken by the customer or not. The Purchase Price less (a) any reserves which we may, in our sole discretion determine to hold; (b) any moneys remitted, paid, or otherwise advanced by us to you or for your account including any amounts which we may be obligated to pay in the future; and (c) any other of our charges to your account as provided for in this Agreement, shall be payable by us to you. We may, in our sole discretion, advance to you from time to time sums up to eighty (80%) percent of the Purchase Price of the Receivables purchased by us.

     (b) Notwithstanding the foregoing, we shall withhold a reserve of sums otherwise due to you and, in our discretion, may revise the amount of such reserves from time to time. We shall be entitled to hold all sums to your credit as security for D.R. Receivables, outstanding claims and any and all Obligations owing to us, the Re-Factor, our subsidiaries and affiliates by you, however arising. Further, at our request you shall maintain a credit balance with us in such amount as will, in our sole discretion, be commensurate with the volume and character of the business conducted by you so as to protect us against all possible returns, claims of your customers, indebtedness owing by you to us or any other contingencies (your "Obligations"). Except as in our sole discretion, the aggregate amount of your Obligations at any time shall not exceed $2,000,000.

     (c) Amounts owing to us or the Re-Factor in respect to your purchases from other persons, firms or corporations factored by us or our parent, subsidiary or affiliate or the Re-Factor are to be considered as advances against our account with you and may be charged by us to your account at any time whether before or after the maturity of such amounts.

     (d) In addition to our factoring commissions and to any other fees provided for herein or otherwise, you shall pay us a closing fee for establishing the factoring arrangements provided herein, in the amount of $500, which fee is payable on and fully earned as of the date hereof, and shall be included as part of the Obligations.

     (e) If any taxes are imposed, or if we shall withhold or pay any tax or penalty as a result of or in connection with any transaction or transactions between us, you hereby indemnify us and hold us harmless from and against all claims of every kind and nature whatsoever in respect thereof. In addition, you agree that any such payments made by us shall be charged to your account and shall be included as part of your Obligations.

     (f) We shall have the right and are hereby irrevocably authorized by you to charge your account or accounts in the amount or amounts of any and all of your Obligations. Notwithstanding the foregoing, we shall not be required at any time, or to any extent, to have recourse to any collateral security given by you to us to secure your Obligations and the exercise of our rights to look to any such collateral shall be and remain in our sole and absolute discretion. Accordingly, you shall at all times remain liable for repayment, upon our demand, of all your Obligations owing to us.

     5. We shall be entitled to hold and you hereby grant to us and to our subsidiaries, affiliates and the Re-Factor, a continuing general lien and security interest in and to all accounts, contract rights, documents, instruments, chattel paper, general intangibles, reserves, credit balances, and all of your property at any time in our possession, or in the possession of any of our subsidiaries, affiliates or the Re-Factor, or upon or in which we may otherwise have a lien or security interest as collateral security for any and all of your Obligations at anytime owing to us, our subsidiaries, affiliates and the Re-Factor, whether fixed or contingent, no matter how or when arising, whether under this Agreement or otherwise, and including all Obligations incurred by you for purchases from any other person, firm or corporation factored or financed by us, all of which shall be included as part of your Obligations. In addition to the foregoing you hereby grant us a general lien and security interest in and to all security and guarantees in your favor as they may relate to your Receivables and to all of your books and records. You are to execute and deliver financing statements and any and all instruments and documents that we or the Re-Factor may request to prefect, protect, establish or enforce the security interests granted hereunder and any provisions thereof. You hereby authorize us and/or the Re-Factor to file such financing statements in your name signed by us and/or the Re-Factor, or a reproduction of this Agreement to reflect the security interest granted hereunder.

     6 (a) All disputes, claims or controversies relating to any Receivable must be settled by you at your sole cost and expense. We shall have no responsibility or liability of any kind or nature whatsoever with respect to any Receivable, payment of which is refused or withheld by reason of any dispute, bona fide or not, and whether before or after maturity date, as to price, terms, delivery, quantity, quality or otherwise, nor where the customer claims release from liability or inability to pay because of any act of God or a public enemy or war or because of requirements of law or rules, orders or regulations having the force of law (each a "Dispute"). Upon our receipt of notice of the existence of a Dispute, we shall have the right to immediately charge your account for the entire amount of any Receivable as to which any such Dispute has arisen whether such Dispute regards that Receivable or any other Receivable and whether due or not due, and you agree to immediately pay the amount of all such disputed Receivables to us upon our demand. You shall promptly advise us in writing of the existence of each Dispute with your customers upon your receipt of notice thereof and you shall forthwith transmit to us copies of any and all charge back notices, allowance requests, claims, correspondence and the like received by you from your customer evidencing the existence of a Dispute.

     (b) Notwithstanding anything to the contrary contained in subparagraph
(a) above and regardless of the date we charge back to you the full amount of any Receivable where there is a Dispute, it is understood, agreed and acknowledged that immediately upon the occurrence of any such Dispute we shall no longer bear or be responsible for the credit risk and/or loss, if any, with respect to any such Receivables due to financial inability of your customer to pay. Such risk and/or loss, if any, shall immediately revert to and be deemed to have been assumed by you without any further or other act on our part. A charge back shall not be deemed a reassignment.

     (c) All fees and expenses of any attorney employed by us or on your behalf to collect or sue upon any D.R. Receivable or upon any Receivable with respect to which we have a notice of Dispute shall be charged to your account and shall be paid by you and made part of your Obligations. If we, at your request and on your behalf, file a claim or forward a claim for collection with respect to a D.R. Receivable ("D.R. Claim") there shall be a charge of ten (10%) percent of the amount of the D.R. Claim collected in addition to all other costs and expenses incurred.

     (d) Immediately upon our request, you shall pay to us, or reimburse us for, all sums, costs and expenses (which shall be and are hereby included as part of the Obligations) which we may pay or incur in connection with or related to this Agreement. In addition to those items set forth herein above and hereafter, Obligations shall include: the negotiation, preparation, consummation, administration and enforcement of this Agreement and all other documents and/or its related financial accommodations, and the transactions contemplated hereunder, any future proposed amendments, supplements, consents or modifications to this Agreement (whether or not executed), all efforts made to advance, expand, defend, protect or enforce the security interests or other rights granted to us hereunder, enforcing payment of the Obligations; filing fees and taxes, recording taxes, expenses for searches incurred by us from time to time, periodic field examinations of our collateral or your operations (plus a charge of $600.00 per person per day for our examiners in addition to the reimbursement for their expenses); wire transfer fees, the fees and disbursements of our counsel, all fees and expenses for the service and/or filing of papers, premium on bonds and undertakings, fees of marshals, sheriffs, custodians or auctioneers and others, travel expenses and all court costs and collection charges. All Obligations shall accrue interest after demand at the Interest Rate (ad defined below). A "demand" as used herein shall be deemed to have been made upon posting any Obligation to your account. At our option, all principal, interest, fees, commissions, costs, expenses and other charges with respect to this Agreement may be charged directly to your account maintained by us.

     (e) Anticipation taken by customers in excess of two (2%) percent below Prime Rate shall be charged to you.

     7. You represent and warrant: (a) that you are solvent; (b) that you have paid and shall pay all taxes which have become or shall hereafter become due and payable; (c) that there shall not be any judgements, assessments or liens filed against you or against any of your property, real or personal, during the term of this Agreement nor at the time of execution of this Agreement except as may have been disclosed by you to us in writing; (d) that each Receivable is based upon your bona fide sale and actual delivery to the customer of merchandise or rendition of services invoiced in the regular course of your business; (e) that the customer, without qualification or limitation, has made himself liable to pay by the maturity date of the invoice the full amount of the Receivable indicated thereon without deduction, claim, offset defense or counterclaim; (f) that you have full title to all merchandise sold; and (g) that your transfers and assignments to us are free and clear of all encumbrances, liens and security interests and that you have full title in and to all Receivables.

     8. In the event of the rejection, return or recovery of any merchandise on any Receivable you shall pay us the amount of such Receivable, either in cash or by the assignment of new Receivables acceptable to us hereunder. We shall have the right to immediate possession of such merchandise which you shall hold in trust for our benefit, segregated and identified by you as our property, and shall have a lien upon it, as well as the ownership of any Receivables arising from the subsequent sale of such merchandise as security for the payment of your Obligations. Upon our request, at your expense, you shall deliver such merchandise, upon five (5) days written notice to you, at such place and upon such terms as we may deem proper. In the event you fail to deliver such merchandise as aforesaid, we shall have the right and are hereby authorized to enter your premises to take immediate possession thereof and to sell such merchandise, upon notice to you, at public or private sale, at which sale we may be the purchaser, and at such price or prices and upon such terms as we, in our sole discretion, may deem acceptable. Only the net proceeds of the sale, after deduction for all costs and expenses thereof, shall be credited to your account.

     9. We reserve the right to limit the amount of D.R. Receivables, as well as the amount of any advance thereon. Upon the insolvency of any of your D.R. customers (as determined in our absolute discretion) or default in payment by such D.R. customers at maturity, we shall have the right to immediately charge such sale or sales to your account and you agree to pay the amount thereof to us on demand. In addition, we shall also be entitled to charge to you the amounts we receive in payment of any D.R. Receivables which thereafter we are required to turnover or return to customer or any legal representative thereof. The provisions of the foregoing shall survive the termination of this Agreement, and you hold us harmless from any loss or expense arising out of the assertion of such a claim, including attorneys' fees and expenses.

    10. All checks, notes, remittances, acceptances, proceeds, other instruments, or cash received by you with respect to any Receivable shall be our property and if received by you shall be held in trust for us and immediately turned over to us in kind without deduction. You hereby authorize and irrevocably appoint us and/or the Re-Factor as your attorney-in-fact to endorse your name upon checks and other instruments or documents received by you or us pertaining to the Receivables, and to make, execute and deliver in your name such further instrument or instruments of assignment of Receivables to us in furtherance of this Agreement and its purpose as we may, from time to time, deem necessary. It is understood and agreed that we and/or the Re-Factor shall have the absolute right but not the obligation, to deposit all checks and other remittances received by us in payment of Receivables irrespective of any deductions shown or taken by your customers or any notification or conditions as may appear thereon. We may charge back to you or to your account any deduction or deficiencies therein, other than deficiencies in the payment of Receivables which have heretofore received our credit approval and which deductions or deficiencies result solely from your customer's financial inability to pay. Any charge back of your D.R. Receivables or Disputed Receivables or any of them, shall not be deemed a reassignment thereof, and title thereto and the merchandise represented thereby shall remain with and in us as security for your Obligations until we shall have been fully reimbursed.

    11. We have advised you that, from time to time, we may re-assign and resell the Receivables to another factor (the "Re-Factor"), as we in our sole and absolute discretion may determine, pursuant to the terms and provisions of agreements (the "Reassignment Agreements") entered into with such Re-Factor. You acknowledge and agree that we reserve the right to re-assign to such Re-Factor any lien or security interest we may hold by virtue of this Agreement and you hereby consent to any such resale and reassignment.

    12. You shall at all times maintain, at your sole cost and expense, books and records showing all sales and all claims, allowances, Disputes and similar information with respect to the Receivables and the goods and services relating thereto. We, or our representative, shall have the right at any time during normal business hours to examine all of your books which may pertain to merchandise or Receivables. You agree that you will furnish to us, as soon as available, but in any event not later than one hundred and twenty
(120) days after the close of each fiscal year, your audited financial statements for such fiscal year (including balance sheets, statements of income and loss, statement of cash flow and statement of shareholders' equity), and the accompanying notes thereto.

    13. Interest shall be charged at the Prime Rate plus 2 (the "Interest Rate") As used herein the "Prime Rate" shall be deemed the prime commercial rate charged by the Chase Manhattan Bank in effect on the date hereof and as same may be adjusted upwards or downwards from time to time. The Interest Rate shall never be less than 10% percent per annum nor greater than the highest rate permitted by law. Any change in the Interest shall become effective on the first day of the month following the month in which the Prime Rate shall have been increased or decreased, as the case may be. The Interest Rate shall be calculated based on a three hundred and sixty (360) day year for the actual number of days elapsed and shall be charged to you on all Obligations including, but not limited to, any debits due us and upon all moneys remitted, paid or otherwise advanced by us to you or for you account and shall be payable at the close of each month. All interest charged or chargeable to your account shall be as an additional advance and shall become part of your Obligations. You will be charged with interest on all sums advanced or charged under this Agreement and upon all other sums owed by you to us of every kind and nature at the Interest Rate (as such term is defined below) then in effect. For the purpose of computing interest payable by you under this Agreement, you will be charged with interest on the daily balance of all sums advanced or charged to you under this Agreement at the Interest Rate and will be credited with payments received from your customers after allowing five (5) working days for collection and clearance of remittances.

     (b) In no event shall the Interest Rate and any other charges exceed the highest rate permissible under the law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that a court determines that we have received interest and other charges hereunder in excess of the highest rate permissible under law, such excess shall be deemed received on account of, and shall be automatically applied to reduce the Obligations arising under or in connection with this Agreement other than interest, and the provisions hereof shall be deemed amended to provide for the highest permissible rate allowable under the law. If there are no such Obligations outstanding, we shall refund any such excess to you.

     (c) From time to time, one of your officers or employees may make a request, verbal or in writing, for disbursement of funds to yourselves, we shall have no obligation to verify the authorization or propriety of such requests; however, all requests for disbursements to third party payees must be made in writing and signed by an authorized signature. A fee of $15.00 shall be charged for each such disbursement made by check and a fee of $35.00 shall be charged for each disbursement made by wire transfer. These charges are due at the time of disbursement and are part of the Obligations.

     14. On or about the 15th day of each month we shall render a statement to you covering the activity in your account over the previous month. Each such account as shall be rendered by us shall be deemed correct in all respects and shall be deemed conclusive and binding upon you and shall be admissible and conclusive in evidence in any action unless we are notified by you and, confirmed by us in writing, to the contrary within thirty (30) days after the due date of the rendering of such statement. In the event of timely objection to any such statement, only the items expressly objected to in your notice of objection shall be deemed to be disputed by you. In the event that we provide to you or on your behalf copies of additional statements, reports or accountings with respect to the Receivables or otherwise in connection herewith, you shall pay to us an additional fee in the amount of $50.00 for each such additional statement, report or accounting, which fee is due and payable on the date of the issuance by us of such additional statement, report or accounting, and which fee shall be included as part of your Obligations.

     15. (a) You shall pay us a factoring commission for our services hereunder which commission shall be and become due on the 15th day of each month in which we purchase your Receivables, such factoring commission to be in an amount equal to one (1%) percent of the amount of your gross sales.
The minimum factoring commission on each invoice in respect to any Receivable shall be $5.00. The minimum aggregate factoring commission payable under this Agreement for each contract year shall be $20,000 which to the extent of any deficiency shall be chargeable to your account with us. Factoring commissions payable to us hereunder are based on your usual and regular terms of sale which do not exceed 70 days. On all Receivables on which there are additional terms or a change of terms, in addition to any service fee for such change, our commission thereon shall be increased at the rate of twenty five (25%) percent of the base commission or .25%, whichever is larger, for each additional thirty (30) days or fraction thereof by which your regular terms are increased. No credit for such change of terms, however, shall be granted without our prior written approval.

          (b) We may modify the charges set forth in Paragraphs 2, 6d, 13c and 14 above from time to time, on not less then thirty (30) days written notice.

     16. (a) We shall have the right to terminate this Agreement at any time upon not less than thirty (30) days prior written notice or immediately upon any Event of Default, as defined below. This Agreement shall continue in effect until one year from the date hereof and shall be automatically renewed from year to year thereafter unless you notify us of your termination to be effective on any anniversary of this Agreement by giving us not less than sixty (60) days prior written notice. Notice of termination, whether by you or by us, shall be sent by certified mail, return receipt requested with postage prepaid. All of our rights and your Obligations arising out of the transactions prior to termination shall not be effected thereby. Upon any termination of this Agreement all Obligations shall be deemed to be immediately due and payable to us and after such termination any such credit balance in your favor shall continue to be held by us, without interest, until a final accounting is rendered unless you furnish us with an undertaking satisfactory to us against any items chargeable to you hereunder.

          (b) In the event of your early termination of this Agreement, whether by virtue of a default hereunder or at your election as set forth herein above, you agree to pay us in cash or other immediately available funds, and in addition to all other Obligations, an early termination fee as and for liquidated damages resulting from such early termination in an amount equal to the greater of the minimum commission as set forth in paragraph "15" hereof reduced by any commissions already paid during the contract year or an amount equal to (i) the percentage of our factoring commission as set forth in paragraph "15" herein multiplied by the aggregate amount of your Receivables for the twelve (12) month period immediately preceding the date of notice of such early termination, as determined by us, in our sole and absolute discretion; (ii) divided by twelve (12), and (iii) multiplied by the number of months (or any part thereof) remaining in the then current term. Such early termination fee shall be conclusively presumed to be the amount of our damages sustained by the early termination which fee you agree is reasonable and proper. The early termination fee shall be and is included in the Obligations.

     17. The occurrence of any one or more of the following shall constitute an Event of Default hereunder and under any supplement hereto or any other agreement by you with, to, or in favor of us or any of our subsidiaries or affiliates: (a) you fail to pay or perform when due any of the Obligations;
(b) you breach any of the terms, covenants, conditions or provisions contained in this Agreement or any other agreement between us; (c) any present or future representation, warranty or statement of fact made by you or on your behalf (including any representation, warranty or statement by any guarantor of your Obligations) to us in this Agreement or any other agreement, schedule or instrument referred to herein or therein or related hereto or thereto is false or misleading at any time; (d) we in good faith believe that because of a change in the conditions or affairs (financial or otherwise) of you or any guarantor of the Obligations, either (i) the prospect of payment or performance of the Obligations is impaired or (ii) the collateral is not sufficient to fully secure the Obligations; and (e) the occurrence of any of the following with respect to you or any guarantor of any of the Obligations; dissolution; a termination of existence; insolvency; business cessation or suspensions; calling of a meeting of creditors; appointment of a receiver for any property; assignment for the benefit of creditors; commencement of any voluntary or involuntary proceeding under any bankruptcy or other insolvency law; entry of any court order which enjoins or restrains the conduct of business in the ordinary course. Upon the occurrence of any Event of default hereunder we shall have all the rights and remedies of a secured party under the Uniform Commercial Code and other applicable laws with respect to all collateral in which we have a security interest. We may be, but are not obligated to sell or cause to be sold any and all of such collateral, in one or more sales or parcels, at such prices and upon such terms as we may deem best, and for cash or on credit or for future delivery and whether by public or private sale as we may deem appropriate. Unless the collateral is perishable or threatens to decline rapidly in value or is of a type customarily sold on a recognized market, we shall give you reasonable notice of the time and place of any public sale of collateral owned by you or of the time after which any private sale or any intended disposition thereof is to made. The requirements of reasonable notice shall be met if any such notice is mailed, postage prepaid, to your address shown herein, at least five (5) days before the time of sale or disposition thereof. We may be the purchaser at any such public sale. The proceeds of the sale of such collateral shall be applied first to all costs and expense of and incident to any such sale, including our attorneys' fees and then to the payment in such order as we may elect, of all sums owing to us hereunder. We shall return any excess to you, subject to the rights of third parties or as otherwise required by applicable law, and you shall remain liable for any deficiency. In addition, upon any default interest shall be charged on all Obligations at the "Default Rate" which rate shall be in an amount equal to two (2%) percent in excess of the Advance Rate.

     18. Any delay or failure on our part to enforce any right or privilege hereunder, or our waiver of any privilege hereunder, or our waiver of any default by you as to any terms of this agreement, shall not constitute a waiver of our rights or privileges with regard to any subsequent or continuing default and no waiver whatsoever shall be valid unless in writing and signed by us and then only to the extent therein set forth.

     19. You shall not be entitled to pledge our credit upon or in connection with any of your purchases, or for any other purpose whatsoever.

     20. Each of the parties expressly submits and consents to the jurisdiction of the Supreme Court of the State of New York with respect to any controversy arising out of or relating to this Agreement or any supplement hereto or any transactions in connection herewith and hereby waives personal service of the summons and complaint or other process or papers to be issued therein and hereby agree that service of such summons and complaint or process may be made by Registered or Certified mail addressed to the other party at the address appearing herein. Failure on the part of either party to appear to answer within thirty (30) days after the mailing of such summons, complaints or process shall constitute a default entitling the other party to enter a judgment or order as demanded or prayed for therein. TRIAL BY JURY
IS HEREBY WAIVED BY EACH OF THE PARTIES IN ANY ACTION OR PROCEEDING ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT OR ANY TRANSACTION BETWEEN THE PARTIES.

     21. You hereby indemnify us and hold us harmless from and against any loss, liability, claim and expense of every kind and nature, including our attorneys' fees and disbursements, arising from any claim, dispute, action and proceeding by or against you or against any of your customers or any other party with regard to any Receivable or this Agreement.

     22. From time to time we may designate certain account debtors as Special Risk. We may notify you in writing at any time and from time to time of account debtors which we have so designated. Receivables arising out of sales to account debtors which have been so designated shall be subject to a surcharge of 2% in addition to the other charges set forth in this Agreement. All sales to Debtors-in-Possession ("DIP Sales") are considered Special Risk.

     23. This Agreement cannot be modified orally and can only be modified or amended by a written instrument signed by you and by us. This Agreement supersedes any prior written agreement between us and neither of us shall be bound by anything not expressed herein.

     24. This Agreement, made in the State of New York, shall be construed, interpreted and enforced according to the laws of the State of New York and shall be binding upon and inure to the benefit of the parties hereto, their executors, administrators and assigns. If in the event of litigation between the parties over any matter connected with this Agreement or resulting from transactions hereunder, the right to trial by jury is hereby waived.


                                       Very truly yours,
                                       Commodore Factors Corp.

                                       /s/ illegible
                                       --------------------------------------
                                       Title:

ACCEPTED AND AGREED

/s/ illegible
----------------------------- Title

----------------------------- Title

                           COMMODORE FACTORS CORP.
                    1430 BROADWAY NEW YORK, N.Y. 10018
                            FACTORING AGREEMENT
                                 CANADIAN

Retrospettiva, Inc.                                 NEW YORK, N.Y. 12/23, 1997
8825 West Olympic Blvd.
Beverly Hills, CA 90211


Re:  CANADIAN FACTORING

Gentlemen:

Reference is made to the Factoring Agreement dated 12/23/97 between us as the same may be amended from time to time (the "Agreement"). All terms used and not otherwise defined herein shall have the meanings set forth in the Agreement.

     We are pleased to a confirm that we are prepared to purchase Receivables arising from sales made by you to your customers located in Canada ("Canadian Receivables").

     Accordingly, notwithstanding anything to the contrary contained in the Agreement, effective as of the date hereof, the Agreement is amended as follows:

1. Subject to the terms and conditions of the Agreement, you hereby assign and sell to us as absolute owner all of your Canadian Receivables.

2. Net Sales relating to each Canadian Receivable shall be credited to your account, net of any deductions, on the Settlement Date of such Canadian Receivable and such credit shall constitute payment in full of such Canadian Receivable. Settlement date shall mean, for a Canadian Receivable having a Deposit Date of payment on Monday through Friday in any week, Friday of the following week. For the purposes of the preceding sentence, a Receivable on which we have assumed the risk of nonpayment under the Agreement which remains unpaid and has not been the subject of any Dispute 150 days after its due date (the "Deems Paid Date"), shall be deemed to have a Deposit Date of payment on the Deems Paid Date.

3. It is understood that we may assign any and all of the Canadian Receivables purchased by us to other persons or entities to act on our behalf on the performance of our services hereunder including, without limitation, investigations and approvals and collection of Canadian Receivables and the institution of legal or other proceedings necessary to effect collection thereof and you hereby consent thereto in all respects. You shall execute such instruments as we may from time to time require empowering our designees to act in your name, and endorse your name on any and all checks, drafts or other forms of remittance received in payment of Canadian Receivables purchased by us hereunder.

4. On all Canadian Receivables which are assigned by us to other persons or entities as provided in paragraph 3, you shall pay to us an additional factoring commission of 1% of the gross base amount of such Canadian Receivables. On all other Canadian Receivables, you shall pay to us only the regular factoring commission.

5. You shall specifically assign the Canadian Receivables to us in separate assignment schedules, clearly identified as such. You shall legend each of the Canadian Receivables and every copy thereof to the effect that the same has been assigned to us or to our assignee as we may direct and is payable in United States dollars only.

6. We shall charge your account with all of our out-of-pocket costs relative to the Canadian Receivables including, without limitation, cable and wire transfer of funds, international telephone and telex communications, and exchange rates and fees.

7. In the event remittances and payment of Canadian Receivables are received by us or our assignee in other than United States dollars, we will charge your account with any difference between the United States dollars owing under such Canadian Receivables and United States dollars actually received upon the exchange of the foreign currency, after deducting all costs and expenses incurred in the making of the exchange.

8. All credit approvals of Canadian Receivables are good only until final delivery date stated, there is no 30 day leeway as in domestic credit approvals.

9. Except as hereby specifically modified and amended, all of the terms and conditions of the Agreement shall remain in full force and effect and the term Receivable used therein shall include, without limitation, Canadian Receivables.

Kindly indicate your acceptance of the foregoing by signing and returning the enclosed copy of this letter.


                                        Very truly yours,


                                        /s/ Illegible
                                        -------------------------------------
                                        COMMODORE FACTORS CORP.

READ AND AGREED TO:


/s/ Illegible
-----------------------------------
                             title

                      COLLATERAL SUBORDINATION AGREEMENT

Commodore Factors Corp.
1430 Broadway
Room 1612
New York, New York 10018

Ladies and Gentlemen:

We understand that you have agreed to lend moneys to or extend or continue to extend credit to RETROSPETTIVA, INC. ("Customer") subject to, among other conditions, the receipt by you of a first security interest upon the following property (the "Property"):

     All present and future account, all unpaid seller rights, returned or repossessed goods with respect to the accounts and all rights to the goods represented by the foregoing and all proceeds thereof, that arise from sales of goods bearing the label J.G. Hook, Inc. or any trade names or marks owned by J.G. Hook, Inc. including but not limited to "Nell Flowers by J.G. Hook."

We have or may have a prior security interest upon all or part of the Property.

Accordingly, and in order to maintain or foster our business relationship with Customer, we hereby subordinate to you any and all security interests that we may have in any of the Property, and agree that as between us, you shall have a prior lien and security interest upon all of the Property regardless of the order of filing or other perfection of our respective security interests. We further agree that: (i) you may without notice to us or our consent amend or modify your credit or collateral arrangements with Customer; (ii) we waive notice of the acceptance of this letter by you; (iii) any transfer by us of our rights in the Property will be subject to your rights hereunder, and (iv) this letter shall benefit you and your successors and assigns.

Our subordination hereunder will continue in effect until all of your commitments to extend credit or lend moneys to Customer have expired or been terminated and Customer has paid all moneys owed to you and performed all of its other obligations to you.

Dated as of January 12, 1998.

MERRILL LYNCH BUSINESS FINANCIAL SERVICES, INC.

By:  /s/ Mark Schmidt
   -------------------------------------------
             Signature

      Mark Schmidt
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             Printed Name

     Assistant Vice President
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             Title